MERGER AGREEMENT


                                  BY AND AMONG


                          SPECIALTY CARE NETWORK, INC.,


                THE ORTHOPAEDIC AND SPORTS MEDICINE CENTER P.A.,


                          MARSHALL K. STEELE, III, M.D.
                             STEPHEN E. FAUST, M.D.,
                          ROBERT M. VERKLIN, JR., M.D.,
                             THOMAS J. HARRIES, M.D.
                              EDWARD S. HOLT, M.D.,
                                       and
                             THOMAS R. DENNIS, M.D.






                                 March 24, 1997


                                                 TABLE OF CONTENTS
                                                                                                               Page

1.  Definitions...............................................................................................- 1 -

2.  Basic Transaction.........................................................................................- 4 -
         (a)  The Merger......................................................................................- 4 -
         (b)  The Closing.....................................................................................- 5 -
         (c)  Actions at the Closing..........................................................................- 5 -
         (d)  Effect of Merger................................................................................- 5 -
         (e)  No Fractional Shares............................................................................- 6 -
         (f) Contingent Merger Consideration..................................................................- 6 -

3.  Representations and Warranties of OSMC and OSMC Stockholders..............................................- 6 -
         (a)  Organization, Qualification, and Corporate Power................................................- 6 -
         (b)  OSMC Stockholder Interests and Capitalization...................................................- 7 -
         (c)  Authorization of Transaction....................................................................- 7 -
         (d)  Noncontravention................................................................................- 7 -
         (e)  Subsidiaries and Investments....................................................................- 7 -
         (f)  Financial Statement.............................................................................- 7 -
         (g)  Undisclosed Liabilities.........................................................................- 7 -
         (h)  Brokers' Fees...................................................................................- 7 -
         (i)  Material Contracts..............................................................................- 7 -
         (j)  Insurance; Malpractice..........................................................................- 8 -
         (k)  No Changes Prior to Closing Date................................................................- 9 -
         (l)  Title; Condition................................................................................- 9 -
         (m)  Litigation......................................................................................- 9 -
         (n)  Permits and Licenses............................................................................- 9 -
         (o)  Tax Matters.....................................................................................- 9 -
         (p)  Employee Benefit Plans.........................................................................- 10 -
         (q)  Third-Party Relations..........................................................................- 11 -
         (r)  Compliance with Applicable Laws................................................................- 11 -
         (s)  Employee Compensation..........................................................................- 11 -
         (t)  Environmental Matters..........................................................................- 11 -
         (u)  Healthcare Compliance..........................................................................- 12 -
         (v)  Fraud and Abuse................................................................................- 12 -
         (w)  Practice Compliance............................................................................- 12 -
         (x)  Rates and Reimbursement Policies...............................................................- 12 -
         (y)  Accounts Receivable............................................................................- 12 -
         (z)  Guaranties.....................................................................................- 13 -
         (aa)  Powers of Attorney............................................................................- 13 -
         (bb)  Tangible Assets...............................................................................- 13 -
         (cc)  SCN Share Ownership; Investment Intent........................................................- 13 -
         (dd)  Full Disclosure...............................................................................- 14 -

4.  Representations and Warranties of SCN....................................................................- 14 -
         (a)  Organization...................................................................................- 14 -
         (b)  Capitalization.................................................................................- 14 -
         (c)  Authorization of Transaction...................................................................- 14 -
         (d)  Noncontravention...............................................................................- 14 -
         (e)  Brokers' Fees..................................................................................- 15 -





                                        i





5.  Covenants................................................................................................- 15 -
         (a)  General........................................................................................- 15 -
         (b)  Notices and Consents...........................................................................- 15 -
         (c)  Regulatory Matters and Approvals...............................................................- 15 -
         (d)  Operation of Business..........................................................................- 15 -
         (e)  Further Acts and Assurances....................................................................- 16 -
         (f)  Full Access....................................................................................- 16 -
         (g)  Notice of Developments.........................................................................- 16 -
         (h)  Exclusivity....................................................................................- 16 -
         (i)  Collection of Accounts Receivable..............................................................- 16 -
         (j)  Payment of Expenses............................................................................- 16 -
         (k)  Corporate Authorization........................................................................- 16 -
         (l)  Malpractice Insurance..........................................................................- 16 -
         (m)  Distribution of Excluded Assets................................................................- 17 -
         (n)  Satisfaction of Indebtedness...................................................................- 17 -
         (o)  Conversion into Business Corporation...........................................................- 17 -
         (p)  Employee Benefit Plans.........................................................................- 17 -
         (q)  Securities Laws Compliance.....................................................................- 17 -

6.  Conditions to Obligation to Close........................................................................- 17 -
         (a)  Conditions to Obligation of SCN................................................................- 17 -
         (b)  Conditions to Obligation of OSMC...............................................................- 18 -

7.  Items to be Delivered at or Prior to Closing.............................................................- 18 -
         (a)  By the OSMC Stockholders or OSMC...............................................................- 18 -
         (b)  By SCN.........................................................................................- 19 -

8.  Termination..............................................................................................- 19 -
         (a)  Termination of Agreement.......................................................................- 19 -
         (b)  Effect of Termination..........................................................................- 20 -

9.  Indemnification..........................................................................................- 20 -
         (a)  Indemnification by the OSMC Stockholders.......................................................- 20 -
         (b)  Notice to the OSMC Stockholders; Opportunity to Defend.........................................- 20 -
         (c)  General Indemnification by SCN.................................................................- 20 -
         (d)  Notice to SCN; Opportunity to Defend...........................................................- 20 -
         (e)  Right of Setoff................................................................................- 21 -

10.  Miscellaneous...........................................................................................- 21 -
         (a)  Survival.......................................................................................- 21 -
         (b)  No Third-Party Beneficiaries...................................................................- 21 -
         (c)  Entire Agreement...............................................................................- 21 -
         (d)  Succession and Assignment......................................................................- 21 -
         (e)  Counterparts...................................................................................- 21 -
         (f)  Headings.......................................................................................- 21 -
         (g)  Notices........................................................................................- 21 -
         (h)  Governing Law; Venue...........................................................................- 22 -
         (i)  Amendments and Waivers.........................................................................- 22 -
         (j)  Severability...................................................................................- 22 -
         (k)  Expenses.......................................................................................- 22 -





                                       ii




         (l)  Construction...................................................................................- 23 -
         (n)  Incorporation of Exhibits and Schedules........................................................- 23 -

EXHIBIT 1 - FORM OF AGREEMENT AND PLAN OF MERGER........................................................Exhibit 1-1

EXHIBIT 2(a)(1) - FORM OF DELAWARE CERTIFICATE OF MERGER..........................................Exhibit 2(a)(1)-1

EXHIBIT 2(a)(2) - FORM OF MARYLAND ARTICLES OF MERGER.............................................Exhibit 2(a)(2)-1

EXHIBIT 2(d)(v)(1) - FORM OF DEBENTURE.........................................................Exhibit 2(d)(v)(1)-1

EXHIBIT 2(d)(v)(2) - FORM OF STOCK PURCHASE WARRANT............................................Exhibit 2(d)(v)(2)-1

EXHIBIT 2(d)(v)(3) - ELECTION TO RECEIVE CASH AND OR DEBT......................................Exhibit 2(d)(v)(3)-1

EXHIBIT 2(d)(v)(4) - ELECTION TO RECEIVE CASH AND WARRANT......................................Exhibit 2(d)(v)(4)-1

EXHIBIT 5(m) - EXCLUDED ASSETS.......................................................................Exhibit 5(m)-3

EXHIBIT 7(a)(iv) - FORM OF SERVICE AGREEMENT.............................................................7(a)(iv)-1

EXHIBIT 7(a)(vi) - FORM OF OSMC OPINION LETTER...................................................Exhibit 7(a)(vi)-1

EXHIBIT 7(b)(iii) - FORM OF SCN OPINION LETTER..................................................Exhibit 7(b)(iii)-1



                                MERGER AGREEMENT


         THIS MERGER AGREEMENT (this "Agreement") is entered into this 24th day of March, 1997, by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN"), THE ORTHOPAEDIC AND SPORTS MEDICINE CENTER P.A., a Maryland professional association ("OSMC") and MARSHALL K. STEELE, III, M.D., STEPHEN E. FAUST, M.D., ROBERT M. VERKLIN, JR., M.D., THOMAS J. HARRIES, M.D., EDWARD S. HOLT, M.D. and THOMAS E. DENNIS, M.D. (collectively, the "OSMC Stockholders"). SCN, OSMC and the OSMC Stockholders are referred to collectively herein as the "Parties".

                              W I T N E S S E T H:

         WHEREAS, SCN and OSMC have determined that it is desirable and in the best interests of their respective corporations and stockholders that OSMC merge with and into SCN, with SCN as the surviving corporation, on the terms and subject to the conditions set forth in this Agreement and the corresponding Agreement and Plan of Merger in the form attached hereto as Exhibit 1 (the "Agreement and Plan of Merger");

         WHEREAS, SCN and OSMC intend that the transaction contemplated by this Agreement shall qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and intend that this Agreement along with the Agreement and Plan of Merger shall constitute a "plan of reorganization" within the meaning of Section 368 of the Code;

         WHEREAS, the Parties do not intend for this Agreement to be a binding obligation of any Party unless and until the provisions of Section 6 are satisfied or waived by the appropriate party; and

         WHEREAS, the Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

         NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, and in accordance with the applicable provisions of the Delaware General Corporation Law and the Maryland General Corporation Law, the parties hereby agree as follows:

         1.  Definitions.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Agreement" has the meaning set forth in the preface above.

         "Agreement and Plan of Merger" has the meaning set forth in the first recital above.

         "Applicable Laws" has the meaning set forth in Section 3(r).

         "Average SCN Price" means the average of the last sale prices of the SCN Shares on the Nasdaq Stock Market's National Market for the ten (10) trading days immediately preceding the date of this Agreement.

         "Maryland Articles of Merger" has the meaning set forth in Section 2(a) below.

         "Maryland General Corporation Law" means the General Corporation Law of the State of Maryland, as amended.

         "Cash Consideration" has the meaning set forth in Section 2(d)(v) below.

         "Cash/Debt Election" has the meaning set forth in Section 2(d)(v) below.

         "Cash/Warrant Election" has the meaning set forth in Section 2(d)(v) below.

         "Cash/Warrant Percentage" has the meaning set forth in Section 2(d)(v) below.

         "Closing Date" has the meaning set forth in Section 2(b) below.

         "Closing" has the meaning set forth in Section 2(b) below.

         "Code" has the meaning set forth in the recitals above.

         "Contingent Merger Consideration" means eight (8) times the amount of additional percentage service fee revenue guaranteed to SCN by the OSMC Stockholders on account of the Hospital JV.

         "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

         "Debenture" has the meaning set forth in Section 2(d)(v) below.

         "Delaware Certificate of Merger" shall have the meaning set forth in
Section 2(a) below.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" has the meaning set forth in Section 3 below.

         "OSMC" has the meaning set forth in the preface above.

         "OSMC Share" means any share of common stock of OSMC issued and outstanding from time to time prior to the Effective Time.

         "OSMC Stockholders" has the meaning set forth in the preface above.

         "Effective Time" has the meaning set forth in Section 2(d)(i) below.

         "Election Notice" has the meaning set forth in Section 2(d)(v) below.

         "Employee Benefit Plans" has the meaning set forth in Section 3(p)(i) below.

         "Environmental Laws" means all federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to pollution, control of chemicals, storage and handling of petroleum products, management of waste (including biohazardous or biomedical waste), discharges of materials into the environment, health, safety, natural resources, and the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" has the meaning set forth in Section 3(p)(i) below.

         "Escrow Agent" has the meaning set forth in Section 2(f) below.

         "Escrow Agreement" has the meaning set forth in Section 2(f) below.

         "Excluded Assets" has the meaning set forth in Section 5(m) below.

         "Escrow Release Date" means the date set forth in the Escrow Agreement on which the Escrow Agent shall be required to release and deliver the Contingent Merger Consideration to the OSMC Stockholders, on which date the Escrow Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities under the Escrow Agreement.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hazardous Materials" has the meaning set forth in Section 3(t) below.

         "Hospital JV" means a joint venture between the OSMC Stockholders or any entity controlled by them, on the one hand, and Anne Arundel Health Systems, Inc., on the other hand, with respect to the joint operation of an orthopaedic and sports medicine clinic.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means actual knowledge after reasonable investigation.

         "Medical Waste" includes, but is not limited to, pathological waste, blood, sharps, wastes from surgery or autopsy, dialysis waste, including contaminated disposable equipment and supplies, cultures and stock of infectious agents and associated biological agents, contaminated animals, isolation wastes, contaminated equipment, laboratory waste, various other biological waste and discarded materials contaminated with or exposed to blood, excretion or secretion from human beings or animals, and any substance, pollutant, material or contaminant listed or regulated under the Medical Waste Tracking Act of 1988, 42 U.S.C. ss.ss. 6992, et seq.

         "Medical Waste Law" means the Medical Waste Tracking Act of 1988, as amended, the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 U.S.C.A. ss.ss. 2501, et seq., the Marine Protection, Research and Sanctuaries Act of 1972, 33 U.S.C.A. ss.ss. 1401, et seq., the Occupational Safety and Health Act, 29 U.S.C.A. ss.ss. 651, et seq., the United States Department of Health and Human Services, National Institute for Occupational Self-Safety and Health Infectious Waste Disposal Guidelines, Publication No. 88-119, all regulations and orders issued pursuant to any of the foregoing, and any other federal, state, regional, county, municipal or other local laws, regulations and ordinances insofar as they purport to regulate Medical Waste or impose requirements relating to Medical Waste.

         "Merger" has the meaning set forth in Section 2(a) below.

         "Merger Consideration" has the meaning set forth in Section 2(d)(v) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

         "Parties" has the meaning set forth in the preface above.

         "PBGC" has the meaning set forth in Section 3(p)(ii) below.

         "PCBs" has the meaning set forth in Section 3(t) below.

         "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Practice Assets" has the meaning set forth in Section 3(l) below.

         "Residual Consideration" has the meaning set forth in Section 2(d)(v) below.

         "SCN Share" means any share of the common stock, $.001 par value per share, of SCN.

         "SCN" has the meaning set forth in the preface above.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Service Agreement" shall mean that certain Service Agreement dated as of the Closing Date by and among SCN, The Orthopaedic and Sports Medicine Center II, P.A., and the OSMC Stockholders to be executed and delivered at the Closing.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Surviving Corporation" has the meaning set forth in Section 2(a) below.

         "Warrant" has the meaning set forth in Section 2(d)(v) below.

         2.  Basic Transaction.

         (a) The Merger. On and subject to the terms and conditions of this Agreement, OSMC will merge with and into SCN (the "Merger") at the Effective Time. SCN shall enter into the Agreement and Plan of Merger upon adoption of the Agreement and Plan of Merger by the Board of Directors of SCN and the satisfaction or waiver of the conditions precedent to SCN's obligations set forth in this Agreement. OSMC shall enter into the Agreement and Plan of Merger upon adoption of the Agreement and Plan of Merger by the Board of Directors of OSMC and the OSMC Stockholders and the satisfaction or waiver of the conditions precedent to OSMC's obligation set forth in this Agreement. Upon all other conditions herein being satisfied or waived in accordance with the terms of this Agreement, a Certificate of Merger in substantially the form attached hereto as
Exhibit 2(a)(2) (the "Delaware Certificate of Merger") shall be filed by SCN with the Secretary of State of the State of Delaware, and Articles of Merger in substantially the form attached hereto as Exhibit 2(a)(3) (the "Maryland Articles of Merger") shall be filed by OSMC and SCN with the State Department of Assessments and Taxation of the State of Maryland, together with all certificates or documents as may be required to be filed under the laws of the State of Delaware and the State of Maryland to effect the Merger. Thereafter, the separate corporate existence of OSMC shall cease and OSMC shall be merged with and into SCN (the "Surviving Corporation").

         (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of OSMC, 108 Forbes Street, Annapolis, Maryland, commencing at 9:00 A.M. local time on the second business day following the day on which the last of the conditions set forth in
Section 6 have been fulfilled or waived, or such other date or place as the Parties may mutually determine (the "Closing Date"). Time is of the essence for this Agreement.

         (c) Actions at the Closing. At the Closing, (i) OSMC will deliver to SCN the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) SCN will deliver to OSMC the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) the Parties will execute and deliver the Escrow Agreement to the Escrow Agent, (iv) SCN will execute and file the Delaware Certificate of Merger with the Delaware Secretary of State, and SCN and OSMC will execute and file the Maryland Articles of Merger with the Maryland Secretary of State; and (v) SCN will deliver the Merger Consideration to the OSMC Stockholders and the Contingent Merger Consideration to the Escrow Agent.

         (d)  Effect of Merger.

                  (i) General. The Merger shall become effective at the time (the "Effective Time") SCN shall have filed the Delaware Certificate of Merger with the Secretary of State of the State of Delaware and SCN and OSMC shall have filed the Maryland Articles of Merger with the State Department of Assessments and Taxation of the State of Maryland, and the Secretaries of State for the respective states shall have accepted such documents for filing. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Maryland General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SCN or OSMC in order to carry out and effectuate the transactions contemplated by this Agreement.

                  (ii) Certificate of Incorporation. The Certificate of Incorporation of SCN in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment as a result of the Merger.

                  (iii) Bylaws. The Bylaws of SCN in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment as a result of the Merger.

                  (iv) Directors and Officers. The directors and officers of SCN in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

                  (v) Conversion of OSMC Shares. At and as of the Effective Time, each of the issued and outstanding OSMC Shares shall be converted into the right to receive 4,115.910751 SCN Shares (the "Conversion Ratio"). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of OSMC Shares or SCN Shares outstanding. Each OSMC Stockholder may, in his sole and absolute discretion, elect (a "Cash/Debt Election") to convert, at and as of the Effective Time, and, upon such election, each OSMC Share owned by him shall be converted into the right to receive (A) a number of SCN Shares equal to the Conversion Ratio times a percentage between 50% and 100% ("Stock Percentage") multiplied by the number of OSMC Shares owned by him, plus
         (B) a cash payment per OSMC Share ("Cash Consideration"), or, in the alternative, an SCN subordinated unsecured convertible debenture (a "Debenture" the form of which is set forth as Exhibit 2(d)(v)(1) hereto), or any combination thereof, per OSMC Share equal to the Conversion Ratio times the reciprocal of the Stock Percentage times the Average SCN Price. In the alternative, each OSMC Stockholder may elect (a "Cash/Warrant Election") to convert, at and as of the Effective Time, and, upon such election, each OSMC Share owned by him shall be converted into the right to receive (1) a number of SCN Shares equal to the Conversion Ratio times a Stock Percentage multiplied by the number of OSMC Shares owned by him, plus (2) Cash Consideration per OSMC Share equal to the Conversion Ratio, times a percentage between 0% and 25% ("Cash/Warrant Percentage"), times 90% of the Average SCN Price, plus
         (3) a warrant (a "Warrant", the form of which is set forth as Exhibit 2(d)(v)(2) hereto) to purchase .08114 SCN Shares per dollar of Cash

         Consideration determined pursuant to clause (2) above, plus (4) additional Cash Consideration or Debentures ("Residual Consideration"), or any combination thereof, equal to the Conversion Ratio times the Average SCN Stock Price times 100% minus the sum of the Stock Percentage and Cash Option Percentage elected by the OSMC Stockholder. A Cash/Debt Election or Cash/Warrant Election shall be made in writing (the "Election Notice") delivered to SCN by the electing OSMC Stockholder no later than 2:00 p.m. Central Standard Time on March 27, 1997. The Cash/Debt Election shall be submitted on the form attached as
         Exhibit 2(d)(v)(3) hereto, and the Cash/Warrant Election shall be submitted on the form attached as Exhibit 2(d)(v)(4) hereto. At Closing, SCN shall cause to be issued and/or delivered to the OSMC Stockholders certificates representing the SCN Shares to be issued in the Merger, as finally determined, together with the Cash Consideration, Debentures and Warrants, as applicable, into which the OSMC Shares shall have been converted at the Effective Time. The foregoing SCN Shares and, if elected, Cash Consideration, Debentures and Warrants deliverable to the OSMC Stockholders in the Merger is sometimes herein referred to as the "Merger Consideration."

                  (vi) SCN Shares. Each SCN Share issued and outstanding at and as of the Effective Time will remain issued and outstanding and shall be unaffected by the Merger.

         (e) No Fractional Shares. No fractional SCN Shares shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional SCN Shares, cash adjustments will be paid to holders in respect of any fractional SCN Shares that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a SCN Share multiplied by $9.86.

         (f) Contingent Merger Consideration. In addition to the Merger Consideration, if the Hospital JV is formed and becomes operational on or before May 15, 1997, the OSMC Stockholders shall be entitled to receive the Additional Merger Consideration. The Contingent Merger Consideration shall be payable in the same percentages of SCN Shares, Cash Consideration (plus Warrants, if applicable) and Debentures as the OSMC Stockholders shall have elected pursuant to Section 2(d)(v) above. The parties shall, at Closing, execute and deliver an escrow agreement (the "Escrow Agreement") pursuant to which John A. Good, Esq. shall be appointed as escrow agent (the "Escrow Agent"), and SCN shall deliver to the Escrow Agent a combination of SCN Shares, Cash Consideration (plus Warrants, if applicable) and/or Debentures equal to, in the aggregate, the Parties' best estimate, determined as of the Closing Date, of the Contingent Merger Consideration. For this purpose, the number of SCN Shares shall be determined based on the Average SCN Price. On the date which a definitive agreement for the Hospital JV (the "Escrow Release Date") is executed and delivered, the amount of Contingent Merger Consideration shall be determined by the parties based on the definitive agreement for the Hospital JV. On the Escrow Release Date, the Escrow Agent shall deliver to the OSMC Stockholders the escrowed consideration (with SCN Shares being valued at the price set forth in the second preceding sentence) up to, but not in excess of, the Contingent Merger Consideration, with any remaining escrowed consideration being returned to SCN, all pursuant to the Escrow Agreement.

         3. Representations and Warranties of OSMC and OSMC Stockholders. OSMC and the OSMC Stockholders, jointly and severally, represent and warrant to SCN that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         (a) Organization, Qualification, and Corporate Power. OSMC is a professional association duly organized, validly existing, and in good standing under the laws of the State of Maryland. OSMC is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by OSMC makes such qualification necessary. OSMC has the full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

         (b) OSMC Stockholder Interests and Capitalization. The capital stock of OSMC is owned in the manner set forth in Section 3(b) of the Disclosure Schedule. All of the issued and outstanding OSMC Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require OSMC to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to OSMC. As of the date of this Agreement, the authorized capital stock of OSMC consists of 1,000 shares of OSMC common stock, of which 200 shares were issued and outstanding.

         (c) Authorization of Transaction. OSMC has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of OSMC and the OSMC Stockholders, enforceable in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which OSMC is subject or any provision of the charter or bylaws of OSMC or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which OSMC is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). OSMC is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Subsidiaries and Investments. OSMC does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interest in any other corporation, partnership, association, limited liability company, trust, joint venture or other entity.

         (f) Financial Statements. OSMC has furnished SCN with unaudited balance sheets dated December 31, 1995 and 1996 and unaudited income statements for the twelve (12) month periods ending December 31, 1996, 1995 and 1994. Such financial statements, including the notes thereto, except as indicated therein, were prepared on a basis consistent with past accounting practices of OSMC and fairly present the results of operations for the periods noted therein. The balance sheets of OSMC delivered by OSMC to SCN fairly present the financial condition of OSMC at the date thereof, and except as indicated therein, reflect all claims against and all debts and liabilities of OSMC, fixed or contingent, as of the date thereof.

         (g) Undisclosed Liabilities. OSMC has no uninsured liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 1996 and (ii) liabilities which have arisen after December 31, 1996 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (h) Brokers' Fees. OSMC does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (i) Material Contracts. Section 3(i) of the Disclosure Schedule lists the following contracts and other material agreements to which OSMC is a party:

                  (i) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property or for the furnishing or receipt of services;

                  (iii) any agreement concerning a partnership, limited liability company or joint venture;

                  (iv) any agreement (or group of related agreements) under which OSMC has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation pursuant to which it has imposed a Security Interest in respect of any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of OSMC's current or former directors, officers, and employees;

                  (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

                  (viii) any agreement pursuant to which OSMC has advanced or loaned any amount to any of its directors, officers, and employees;

                  (ix) any agreement pursuant to which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of OSMC; or

                  (x) any other agreement (or group of related agreements) outside the ordinary course of OSMC's business or operations the performance of which involves consideration in excess of $15,000.

OSMC has delivered or given SCN access to a correct and complete copy of each written agreement listed in Section 3(i) of the Disclosure Schedule (as amended through the Closing Date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(i) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) except as set forth in Section 3(i) of the Disclosure Schedule, no notice of this Agreement or consent of any third party is required in order for OSMC to execute and deliver this Agreement or to consummate the transactions contemplated hereby, and, after assignment to SCN at Closing, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (j) Insurance; Malpractice. Section 3(j) of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Section 3(j) of the Disclosure Schedule contains a description of all current malpractice liability insurance policies of OSMC Stockholders, OSMC and OSMC's professional employees and all predecessor policies in effect since February 1, 1990. Neither OSMC, the OSMC Stockholders, nor OSMC's professional employees have, in the last seven (7) years, filed a written application for any insurance coverage relating to OSMC's business or property which has been denied by an insurance agency or carrier. OSMC, OSMC's professional employees and the OSMC Stockholders have been continuously insured for professional malpractice claims during the same period. Section 3(j) of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by or against OSMC, OSMC's professional employees or the OSMC Stockholders during the three (3) year period immediately preceding the date hereof, including workers compensation, general liability, environmental liability and professional malpractice liability claims. None of OSMC, OSMC's professional employees or the OSMC Stockholders is in material default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

         (k) No Changes Prior to Closing Date. During the period from December 31, 1996 through the date hereof, OSMC has not (i) incurred any liability or obligation of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due), except in the Ordinary Course of Business, (ii) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to OSMC, (iii) conducted its business in such a manner so as to materially increase its accounts payable or so as to materially decrease its accounts receivable, (iv) granted any increase in the rate of wages, salaries, bonuses, or other remunerations of any employee, except in the Ordinary Course of Business, (v) canceled or waived any claims or rights of substantial value, (vi) made any change in any method of accounting,
(vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the Ordinary Course of Business, (viii) agreed, whether or not in writing, to do any of the foregoing, or (ix) disposed of its assets other than in the Ordinary Course of Business.

         (l) Title; Condition. Section 3(l) of the Disclosure Schedule contains a complete, true and correct list of those assets which are material to the business or operations of OSMC (the "Practice Assets"). OSMC has good and marketable title to all of the Practice Assets subject to no mortgage, pledge, lien, lease, conditional sales agreement, option, right of first refusal or any other encumbrance or charge, including taxes. OSMC agrees to remove all security interests reflected on any search of public records, if any, prior to the Effective Time and remove any other security interest filed with respect to the Practice Assets between the date of such search of public records and the Effective Time.

         (m) Litigation. There is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or threatened against, or affecting OSMC or any of the Practice Assets, or any physician or other health care professional engaged or employed by OSMC, and there is no basis for any of the foregoing. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(m) of the Disclosure Schedule could result in any material adverse change in the operations, results of operations, or future prospects of the business assets to be operated by SCN after the Closing.

         (n) Permits and Licenses. OSMC and all physicians and other health care professionals engaged or employed by OSMC have all permits and licenses required by all applicable laws; have made all regulatory filings necessary for the conduct of OSMC's business; and are not in violation of any of said permitting or licensing requirements.

         (o) Tax Matters. All federal, state and other tax returns of OSMC required by law to be filed have been timely filed, and OSMC has paid or adequately provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which OSMC has set aside on its books adequate reserves. There are no tax liens on any of OSMC's assets except those with respect to taxes not yet due and payable. There are no pending tax examinations of OSMC's tax returns nor has OSMC received a revenue agent's report asserting a tax deficiency in the last twelve (12) months. There are not and will not be at the Closing Date, any claims pending or asserted against OSMC for unpaid taxes by any federal, state or other governmental body. OSMC has withheld from each payment made to employees of OSMC the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or has deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities.

         (p)  Employee Benefit Plans.

                  (i) List of Plans. Section 3(p) of the Disclosure Schedule contains an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by OSMC (including all employers (whether or not incorporated) which by reason of common control are treated together with OSMC and/or the OSMC Stockholders as a single employer within the meaning of Section 414 of the Code) since September 2, 1974.

                  (ii) Status of Plans. OSMC has never maintained and does not now maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of
         Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code or which is subject to Title IV of ERISA. OSMC has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of OSMC or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of OSMC to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against OSMC by the PBGC. OSMC has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which represent a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which would result in any liability of OSMC.

                  (iii) Contributions. Full payment has been made of all amounts which OSMC is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which OSMC is a party, to have paid as contributions thereto as of the last day of the most recent plan year of such Employee Benefit Plan ended prior to the date hereof. OSMC has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

                  (iv) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

                  (v) Transactions. OSMC has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any material claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

                  (vi) Other Plans. OSMC presently does not maintain any Employee Benefit Plans or any other foreign pension, welfare or retirement benefit plans other than those listed on Section 3(p) of the Disclosure Schedule.

                  (vii) Documents. OSMC has delivered or caused to be delivered to SCN true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest IRS determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, and (ii) the most recently filed Form 5500 for each Employee Benefit Plan required to file such form.

         (q) Third-Party Relations. OSMC has not received any notice that any material patient, supplier, employee or associated physician intends to cease doing business with OSMC.

         (r) Compliance with Applicable Laws. OSMC has operated in compliance with all federal, state, county and municipal laws, constitutions, ordinances, statutes, rules, regulations and orders applicable thereto ("Applicable Laws"). No item disclosed in Section 3(r) of the Disclosure Schedule could have a material effect on SCN. Neither OSMC nor any physician associated with or employed by OSMC has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. ss. 1320a-7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse nor has any fraud or abuse been alleged within the last five (5) years by any government agency.

         (s) Employee Compensation. OSMC has paid or discharged or will pay or discharge or assume all liabilities for compensation and benefits to which all employees, including physician employees, are entitled through the Closing Date, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, deferred compensation, and vacation and sick pay, as well as any severance pay becoming due as a result of the termination of OSMC's employees.

         (t)  Environmental Matters.

                  (i) OSMC is in full compliance with all applicable Environmental Laws.

                  (ii) OSMC has not authorized or conducted nor does OSMC have Knowledge of the disposal or release, or other handling of any Medical Waste, hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas, biohazardous or biomedical material, or other material defined, regulated controlled or potentially subject to any remediation requirement under any Environmental Law (collectively "Hazardous Materials"), on, in, under or affecting any property owned or leased by OSMC.

                  (iii) OSMC has, and is in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Section 3(t) of the Disclosure Schedule lists all such licenses, permits, registrations and government authorizations required by any Environmental Law.

                  (iv) OSMC has not received any written or oral notice from any governmental agency or entity or any other Person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (a) alleges a violation of any Environmental Law(s) by OSMC or, with respect to the Practice Assets or any property owned or leased by OSMC (b) alleges that OSMC is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any analogous state law, (c) has resulted or could result in the attachment of an environmental lien on any of the Practice Assets or property owned or leased by OSMC, or (d) alleges that OSMC is liable for any contamination of the environment, contamination of any property owned or leased by OSMC, damage to natural resources, property damage, or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

                  (v) With respect to the generation, transportation, treatment, storage and disposal or other handling of Medical Waste, OSMC has complied with all Medical Waste Laws.

         (u) Healthcare Compliance. OSMC is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements if any, discussed in Section 3(i) of the Disclosure Schedule. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. OSMC is in compliance in all material respects with the requirements of all such third-party payors. OSMC, the OSMC Stockholders, and OSMC's physician employees do not have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

         (v) Fraud and Abuse. OSMC, the OSMC Stockholders and persons and entities providing professional services for OSMC have not engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (1) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (2) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

         (w) Practice Compliance. OSMC is duly licensed as a medical practice and is lawfully operated in accordance with the requirements of all Applicable Laws and has all necessary authorizations for the use and operation of a medical practice, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to OSMC issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party payor, and after reasonable and independent inquiry and due diligence and investigation, OSMC has neither received notice nor has any Knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

         (x) Rates and Reimbursement Policies. The jurisdiction in which OSMC is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by OSMC. OSMC does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. No Applicable Law which affects rates or reimbursement procedures has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement and no such legal requirement is proposed or currently pending in the jurisdiction in which OSMC is located, which could have a material adverse effect on OSMC or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at OSMC or require OSMC to obtain any necessary authorization which OSMC does not currently possess.

         (y) Accounts Receivable. All accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of OSMC, as being due to OSMC, have arisen in the Ordinary Course of Business; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material adverse change since December 31, 1996, in the amount of accounts receivable or other debts due OSMC, the allowances with respect thereto, or accounts payable of OSMC from that reflected in the Balance Sheet previously delivered by OSMC to SCN.

         (z) Guaranties. OSMC is not a guarantor and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.

         (aa) Powers of Attorney. There are no outstanding powers of attorney executed by OSMC, except as may be contained in financing documents or security agreements listed in Section 3(i) of the Disclosure Schedule.

         (bb) Tangible Assets. OSMC owns or leases all land, buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. Each tangible asset is free from defects, has been maintained in accordance with normal industry practice, and is in good operating condition and repair (subject to normal wear and tear).

         (cc)  SCN Share Ownership; Investment Intent.

                  (i) Neither OSMC nor the OSMC Stockholders owns, beneficially or otherwise, any SCN Shares.

                  (ii) SCN Shares issuable in the Merger are being acquired by the OSMC Stockholders solely for their own account for investment and not with a view to the distribution thereof, and the OSMC Stockholders acknowledge and understand that the certificate(s) representing such SCN Shares will bear a legend in substantially the following form:

                  THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.

                  (iii)  The OSMC Stockholders represent and warrant as follows:

                           (A) Each OSMC Stockholder is an "accredited investor"
                  as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                           (B) The OSMC Stockholders confirm that SCN has made
                  available to them or to their representatives the opportunity to ask questions of SCN officers and directors and to acquire such information about the SCN Shares and the business and financial condition of SCN as the OSMC Stockholders requested, which additional information has been received.

                           (C) In deciding to acquire SCN Shares pursuant to
                  this Agreement, the OSMC Stockholders consulted with their legal, financial, and tax advisors with respect to the Merger and the nature of the investment together with any additional information provided under subsection (B) above.

                           (D) Each OSMC Stockholder has adequate means of
                  providing for his current needs and personal contingencies and has no need for liquidity in his investment in SCN. Each OSMC Stockholder, either alone or with his representatives, has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the Merger.

                           (E) The OSMC Stockholders understand and acknowledge
                  that the investment in the SCN Shares is a speculative investment which involves a high degree risk of loss of such OSMC Stockholders' investment therein; that there are substantial restrictions on the transferability of the SCN Shares under the terms of the Service Agreement and the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder and applicable state securities or "blue sky" laws; and, accordingly, that it may not be possible to liquidate an investment in the SCN Shares.

                           (F) The OSMC Stockholders have been advised and
                  understand that (i) the offer and sale of the SCN Shares have not been registered under the Securities Act; (ii) the SCN Shares must held indefinitely and the OSMC Stockholders must continue to bear the economic risk of the investment in the SCN Shares until the offer or sale of the SCN Shares is subsequently registered under the Securities Act or any "blue sky" laws or an exemption from such registration is available;
                  (iii) Rule 144 promulgated under the Securities Act is not presently available with respect to the sale of any securities of SCN, including the SCN Shares, and when and if the SCN Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule; (iv) the restrictive legends described in Section 3(cc)(ii) shall be placed on the certificates representing the SCN Shares; and (v) a notation shall be made in the appropriate records of SCN indicating that the SCN Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to any transfer agent with respect to the SCN Shares.

         (dd) Full Disclosure. No representation or warranty made by OSMC in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

         4. Representations and Warranties of SCN. SCN represents and warrants to OSMC that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

         (a) Organization. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         (b) Capitalization. As of the date of this Agreement, the entire authorized capital stock of SCN consists of 50,000,000 SCN Shares, of which 14,662,575 SCN Shares are issued and outstanding and 2,000,000 shares of preferred stock, none of which are issued and outstanding. All of the SCN Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

         (c) Authorization of Transaction. SCN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to issue the SCN Shares and otherwise to perform its obligations hereunder; provided, however, that SCN cannot consummate the transaction unless and until the Merger receives the approval of the SCN Board of Directors. Except as set forth in the preceding sentence, this Agreement constitutes the valid and legally binding obligation of SCN, enforceable in accordance with its terms and conditions.

         (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, professional regulatory organization or court to which SCN is subject or may become subject as a result of the transaction contemplated by this Agreement, or any provision of the charter or bylaws of SCN or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject. Other than state and federal filings required by the Securities Act and similar state statutes, SCN does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Brokers' Fees. SCN does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCN could become liable or obligated.

         5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

         (a) General. Each of the Parties will use its or his best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below) to be satisfied by him or it. This paragraph shall not be construed to obligate any of the Parties to waive any condition precedent to his or its obligations to perform hereunder.

         (b) Notices and Consents. OSMC will give any notices to third parties, and will use its best efforts to obtain any third party consents necessary or required to consummate the Merger or that SCN reasonably may request in connection with the matters referred to in Section 3(i) above.

         (c) Regulatory Matters and Approvals. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any necessary authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

                  (i) Tax Reporting. The Merger is intended to qualify as a reorganization under Code Section 368(a)(1)(A). Each of the parties agrees to report this transaction for all purposes in accordance with the foregoing.

                  (ii) Licenses and Permits. Each of the Parties shall have obtained all licenses and permits necessary to operate their respective businesses.

         (d) Operation of Business. From the date of this Agreement through the Closing Date, OSMC will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                  (i) OSMC will not authorize or effect any change in its charter documents or bylaws;

                  (ii) OSMC will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) OSMC will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock in either case outside the Ordinary Course of Business without the consent of SCN, which consent shall not be unreasonably withheld;

                  (iv) OSMC will not issue any note, bond or other debt security or create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                  (v) OSMC will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                  (vi) OSMC will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                  (vii) OSMC will not make any change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business; and

                  (viii)  OSMC will not commit to do any of the foregoing.

         (e) Further Acts and Assurances. OSMC and the OSMC Stockholders shall, at any time and from time to time at and after the Effective Time, upon request of SCN, take any and all steps necessary to place SCN in possession and operating control of the Practice Assets and to effectuate the Merger, and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be required for better transferring and confirming to SCN or its successors and assigns, or for better reducing to possession, any or all of the Practice Assets or consummating the Merger.

         (f) Full Access. Upon three (3) days prior notice, OSMC will permit representatives of SCN to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to OSMC during normal business hours. SCN will treat and hold as such any confidential information it receives from OSMC in the course of the reviews contemplated by this Section 5(e), will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to OSMC all tangible embodiments (and all copies) thereof which are in its possession.

         (g) Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or Section 4 above, as applicable. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (h) Exclusivity. Until the earlier of (i) June 30, 1997, or (ii) the Effective Time, OSMC will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of OSMC (including any acquisition structured as a merger, consolidation, or share exchange). OSMC shall notify SCN immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (i) Collection of Accounts Receivable. The OSMC Stockholders agree to cooperate with SCN in the collection of accounts receivable owned by OSMC as of the Effective Time acquired pursuant to this Agreement. SCN, at its option, shall have the right to require the collection of said accounts receivable through a lockbox or bank account sweep arrangement. In connection therewith, the OSMC Stockholders agree to execute the necessary documents and follow the necessary procedures as described in the Service Agreement to accommodate the collection of the accounts receivable in such manner.

         (j) Payment of Expenses. On or before the Effective Time, OSMC shall have paid or discharged any and all liabilities or charges for costs or fees owed as a result of the transaction contemplated by this Agreement.

         (k) Corporate Authorization. By execution of this Agreement, the OSMC Stockholders agree to take any and all steps necessary and will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such acts, deeds and assurances required in order to consummate the Merger, including voting as directors of OSMC in favor of the Merger and voting as stockholders of OSMC in favor of the Merger at any meetings (or in any action by written consent) required by the Maryland General Corporation Law.

         (l) Malpractice Insurance. On or before the Effective Time, all physicians and employees of OSMC must be covered by medical malpractice insurance and, if required by SCN, medical malpractice tail insurance to cover prior occurrences shall be procured by OSMC.

         (m) Distribution of Excluded Assets. Prior to the Effective Time, OSMC shall have distributed to the OSMC Stockholders all of the assets listed on
Schedule 5(m), which constitute the entirety of the assets owned by OSMC not being acquired by SCN (the "Excluded Assets").

         (n) Satisfaction of Indebtedness. Prior to the Effective Time, OSMC shall have caused the payoff of all liabilities owed to third-parties and all indebtedness owed to banks or other financial institutions or lenders or shall have caused the assumption thereof by a new entity organized by the OSMC Stockholders. Without limiting the generality of the foregoing, OSMC shall establish a reserve for income, excise or other taxes to be paid upon collection of any cash basis accounts receivable existing on the books of OSMC at the Effective Time. Notwithstanding any contrary provision contained herein, SCN shall not be deemed to have assumed, nor shall SCN assume: (i) any liability which may be incurred by reason of any breach of or default under such contracts, leases, commitments or obligations which occurred prior to the Closing Date; (ii) any liability for any employee benefits payable to employees of OSMC, including, but not limited to, liabilities arising under any Employee Benefit Plan; (iii) any liability based upon or arising out of a violation of any laws by OSMC, including, without limiting the generality of the foregoing, any such liability which may arise in connection with agreements, contracts, commitments or provision of services by OSMC; nor (iv) any liability based upon or arising out of any tortious or wrongful actions of OSMC or any Physician Owner, or any liability for the payment of any taxes imposed by law on OSMC arising from or by reason of the transactions contemplated by this Agreement.

         (o) Conversion into Business Corporation. If required by the Maryland General Corporation Law, prior to the Effective Time, the OSMC Stockholders shall have caused the conversion of OSMC to a Maryland business corporation.

         (p) Employee Benefit Plans. Prior to the Effective Time, all Employee Benefit Plans shall be terminated in accordance with Applicable Law.

         (q) Securities Laws Compliance. No OSMC Stockholder shall dispose of the SCN Shares received as a result of the Merger except in accordance with the provisions of the Securities Act, the provisions of any rule adopted by the Securities and Exchange Commission pursuant to the Securities Act and the "blue sky" laws of any applicable state.

         6.  Conditions to Obligation to Close.

         (a) Conditions to Obligation of SCN. The obligation of SCN to consummate the Merger is subject to satisfaction of the following conditions on or before the Closing Date:

                  (i) OSMC shall have procured all of the third party consents specified in Section 5(b) above;

                  (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iii) OSMC shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iv) OSMC and the OSMC Stockholders shall have executed the Escrow Agreement and delivered the same to SCN and the Escrow Agent;

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former business of OSMC;

                  (vi) SCN shall have received the resignations, effective as of the Closing, of each director and officer of OSMC other than those whom SCN shall have specified in writing at least five (5) business days prior to the Closing;

                  (vii) all actions to be taken by OSMC and/or the OSMC Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall have been taken or delivered to SCN and shall be satisfactory in form and substance to SCN;

                  (viii) the issuance of the SCN Shares to the OSMC Stockholders will not violate federal securities laws or the securities laws of any state of the United States;

                  (ix) SCN shall have completed and be satisfied with its due diligence review, including SCN's review of the Disclosure Schedule; and

                  (x) SCN's Board of Directors shall have approved the Merger in their sole and absolute discretion.

SCN may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of OSMC. The obligation of OSMC to consummate the Merger is subject to satisfaction of the following conditions on or before the Closing Date:

                  (i) Execution and delivery of this Agreement and consummation of the Merger shall have been approved by the OSMC directors and OSMC Stockholders pursuant to and in accordance with the Maryland General Corporation Law.

                  (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (iii) SCN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iv) SCN shall have executed the Escrow Agreement and delivered the same to the Escrow Agent; and

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets of OSMC.

         OSMC may waive the conditions specified in subparagraphs (ii), (iii) and (v) above if it executes a writing so stating at or prior to the Closing.

         7.  Items to be Delivered at or Prior to Closing.

         (a) By the OSMC Stockholders or OSMC. The OSMC Stockholders or OSMC, as applicable, shall execute and deliver to SCN prior to or at the Closing:

                  (i) The Agreement and Plan of Merger;

                  (ii) Certified resolutions of the directors and stockholders of OSMC authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

                  (iii) The Maryland Articles of Merger which shall be in the form required by SCN's legal counsel;

                  (iv) Stock Certificates representing ownership of all shares of OSMC, duly endorsed to SCN;

                  (v) A Service Agreement in the form attached hereto as Exhibit 7(a)(v);

                  (vi) A certificate duly executed by the President of OSMC and the OSMC Stockholders stating as of the Closing Date, all representations and warranties are true, all covenants and agreements contained in the Agreement to be performed by OSMC and the OSMC Stockholders have been performed or complied with and all conditions to closing have been complied with;

                  (vii) An opinion from OSMC's counsel in substantially the form attached hereto as Exhibit 7(a)(vii); and

                  (viii) Such other instruments as may be reasonably requested by SCN in order to effect to or carry out the intent of this Agreement.

         (b) By SCN. SCN shall deliver to OSMC, the OSMC Stockholders or the Escrow Agent, as applicable, at or prior to the Closing:

                  (i) Stock Certificates representing the number of SCN Shares determined as of the Closing Date pursuant to Section 2(d)(v);

                  (ii) The Agreement and Plan of Merger;

                  (iii) The Delaware Certificate of Merger in substantially the form attached hereto as Exhibit 2(a)(iii);

                  (iv) An opinion from SCN's counsel in substantially the form attached hereto as Exhibit 7(b)(iv);

                  (v) A certificate, duly executed by the President of SCN, stating as of the Closing Date, all representations and warranties of SCN are true, all covenants and agreements contained in the Agreement to be performed by SCN have been performed or complied with and all conditions to Closing have been satisfied;

                  (vi) A Service Agreement in the form attached hereto as
         Exhibit 7(a)(v); and

                  (vii) Such other instruments as may be reasonably requested by OSMC or the OSMC Stockholders in order to effect to or carry out the intent of this Agreement.

         8.  Termination.

         (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                  (ii) SCN may terminate this Agreement by giving written notice to OSMC at any time prior to the Effective Time (A) in the event OSMC has breached any representation, warranty, or covenant contained in this

         Agreement in any material respect, SCN has notified OSMC of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before June 30, 1997 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from SCN breaching any representation, warranty, or covenant contained in this Agreement) or (C) in accordance with Section 5(j); or

                  (iii) OSMC may terminate this Agreement by giving written notice to SCN at any time prior to the Effective Time (A) in the event SCN has breached any representation, warranty, or covenant contained in this Agreement in any material respect, OSMC has notified SCN of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 1997 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from OSMC breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other Party (except for any liability of any Party then in breach). Notwithstanding the foregoing, in the event the Merger is not consummated (i) due to the fault of OSMC or the OSMC Stockholders, or (ii) because SCN is dissatisfied with any disclosure made in the Disclosure Schedule, then OSMC agrees to reimburse SCN for SCN's out of pocket expenses, including but not limited to professional fees, related to the proposed transaction.

         9.  Indemnification.

         (a) Indemnification by the OSMC Stockholders. The OSMC Stockholders, jointly and severally, agree to and shall defend, indemnify and hold harmless SCN, its successors and assigns, officers and directors against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of OSMC or the OSMC Stockholders set forth in this Agreement or from any loss, liability or expense resulting from or related to OSMC's operation of its business prior to the Effective Time. The OSMC Stockholders shall not be liable to SCN for any claims against the OSMC Stockholders under this Section 9(a) unless and until the aggregate of all claims against the OSMC Stockholders exceeds the sum of $25,000.00, whereupon SCN shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

         (b) Notice to the OSMC Stockholders; Opportunity to Defend. SCN agrees to give prompt notice to the OSMC Stockholders of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 9(a). The OSMC Stockholders may participate in and at their election, or at the request of SCN, assume the defense of any such suit, action or proceeding at the OSMC Stockholders' expense. The OSMC Stockholders shall not be liable under Section 9(a) for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought under Section 9(a), which consent shall not be unreasonably withheld.

         (c) General Indemnification by SCN. SCN agrees to and shall defend, indemnify and hold harmless the OSMC Stockholders, their heirs and assigns against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from the breach, untruth or inaccuracy of any representation, warranty or covenant of SCN set forth in this Agreement. SCN shall not be liable to the OSMC Stockholders for any claims against SCN under this Section 9(c) unless and until the aggregate of all claims against SCN exceeds the sum of $25,000.00, whereupon the OSMC Stockholders shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

         (d) Notice to SCN; Opportunity to Defend. The OSMC Stockholders agree to give prompt notice to SCN of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 9(c). SCN may participate in and, at its election, or at the request of the OSMC Stockholders, assume the defense of any such suit, action or proceeding at SCN's expense. SCN shall not be liable under Section 9(c) for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

         (e) Right of Setoff. In the event of any breach of warranty, representation, covenant or agreement by OSMC or the OSMC Stockholders giving rise to indemnification to SCN under Section 9(a) hereof, SCN shall be entitled to offset the amount of damages incurred by it as a result of such breach of warranty, representation, covenant or agreement against (1) the amounts payable to the OSMC Stockholders or The Orthopaedic and Sports Medicine Center II, P.A. under the Service Agreement; (2) any amount payable to the OSMC Stockholders pursuant to any convertible debenture comprising part of the Merger Consideration or Contingent Merger Consideration; or (3) the Contingent Merger Consideration. In the event that SCN determines that an amount is to be so offset, as a condition precedent to such right of offset, SCN shall give the OSMC Stockholders written notice of the amount of such proposed offset and the basis therefor within thirty (30) days after the date on which such amount is finally determined. If SCN shall not have received written notice from the OSMC Stockholders contesting such offset within twenty (20) days of their receipt of such written notice from SCN, the offset shall be deemed to have been consented to by the OSMC Stockholders, and SCN shall be entitled to deduct the entire amount claimed as an offset from the next succeeding amounts payable under the Service Agreement. In the event that the OSMC Stockholders shall object to the proposed offset by written notice received by SCN during such twenty (20) day period, the entitlement of SCN to the claimed offset shall be determined as set forth in Section 10.4.3 and Section 10.4.4 of the Service Agreement.

         10.  Miscellaneous.

         (a) Survival. The representations and warranties of the OSMC Stockholders, OSMC and SCN contained in this Agreement and the indemnifications contained herein shall survive the Closing. No claim for indemnification with respect to any alleged misrepresentation or breach of warranty or covenant may be made after three (3) years following the Closing Date. Any matter to which indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date shall continue to be subject to the indemnification under this Agreement until finally terminated, settled, resolved or adjudicated; and all terms, conditions and stipulations of this Agreement shall likewise continue to apply.

         (b) No Third-Party Beneficiaries. Except as provided in Section 9(e), this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the Agreement and Plan of Merger and other documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to OSMC:

The Orthopaedic and Sports Medicine Center, P.A.
108 Forbes Street
Annapolis, Maryland 21401-1594
Facsimile: (410) 268-0380


Copy to:

John Michener, Esq.
Michener, Larimore, Swindle, Whitaker, Flowers,
Sawyer, Reynolds & Chalk, L.L.P.
301 Commerce Street, Suite 3500
Ft. Worth, Texas 76102
Facsimile: (817) 335-6935


If to SCN:

Kerry R. Hicks, President
Specialty Care Network, Inc.
44 Union Boulevard, Suite 600
Lakewood, Colorado  80228
Facsimile: (303) 716-1298


Copy to:

David T. Popwell, Esq.
Donelson, Bearman & Caldwell
165 Madison Ave, Suite 2100
Memphis, Tennessee 38103
Facsimile: (901) 577-2303


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         (h) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties submits to the jurisdiction of any state or federal court sitting in Denver, Colorado, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

         (i) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to OSMC stockholder approval will be subject to the restrictions contained in the Maryland General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

         (m) No Referrals Required. The Parties agree that no part of this Agreement shall be construed to induce or encourage the referral of patients or the purchase of health care services or supplies. The Parties acknowledge that there is no requirement under this Agreement or any other agreement between OSMC Articles of Merger and SCN that any party refer any patients to any health care provider or purchase any health care goods or services from any source. Additionally, no payment under this Agreement is in return for the referral of patients, if any, or in return for purchasing, leasing or ordering services from SCN or any of SCN's affiliates. The Parties may refer patients to any company or person providing services and will make such referrals, if any, consistent with professional medical judgment and the needs and wishes of the relevant patients.

         (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                    * * * * *

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                          SPECIALTY CARE NETWORK, INC.

                          By:
                             ---------------------------------------------
                          Title:
                                ------------------------------------------

                          THE ORTHOPAEDIC AND SPORTS MEDICINE
                          CENTER P.A.

                          By:
                             ---------------------------------------------
                          Title:
                                ------------------------------------------

                          ------------------------------------------------
                          MARSHALL K. STEELE, III, M.D., Stockholder


                          ------------------------------------------------
                          STEPHEN E. FAUST, M.D., Stockholder


                          ------------------------------------------------
                          ROBERT M. VERKLIN, JR., M.D., Stockholder


                          ------------------------------------------------
                          THOMAS J. HARRIES, M.D., Stockholder


                          ------------------------------------------------
                          EDWARD S. HOLT, M.D., Stockholder


                          ------------------------------------------------
                          THOMAS R. DENNIS, M.D., Stockholder

                EXHIBIT 1 - FORM OF AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                 THE ORTHOPAEDIC AND SPORTS MEDICINE CENTER P.A.
                      (a Maryland professional association)

                                  WITH AND INTO

                          SPECIALTY CARE NETWORK, INC.
                            (a Delaware corporation)


         AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated as of ______________, 1997, by and between THE ORTHOPAEDIC AND SPORTS MEDICINE CENTER P.A., a professional association organized and existing under the laws of the State of Maryland ("OSMC") and SPECIALTY CARE NETWORK, INC., a corporation organized and existing under the laws of the State of Delaware ("SCN"), with reference to the following recitals:

                                   WITNESSETH:

         WHEREAS, OSMC is a professional association duly organized, validly existing and in good standing under the laws of the State of Maryland. The entire authorized capital stock of OSMC consists of 1,000 shares of common stock, no par value per share (the "OSMC Common Stock"), of which 200 shares are issued and outstanding.

         WHEREAS, SCN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The entire authorized capital stock of SCN consists of 50,000,000 shares of common stock, par value $.001 per share (the "SCN Common Stock"), of which 14,662,575 shares are issued and outstanding and two million (2,000,000) shares of preferred stock, par value $.001 per share, none of which are issued or outstanding; and

         WHEREAS, the parties have executed and delivered a Merger Agreement dated March 24, 1997 (the "Merger Agreement"), and capitalized terms contained herein and not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement;

         WHEREAS, the Board of Directors of each of OSMC and SCN and the stockholder(s) of OSMC have adopted resolutions approving this Agreement and Plan of Merger in accordance with the General Corporation Law of the State of Maryland (the "MGCL") and the General Corporation Law of the State of Delaware (the "DGCL").

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

         1. Parties to Merger. OSMC and SCN (such corporate parties to the merger being hereinafter sometimes collectively referred to as the "Constituent Corporations") shall effect a merger (the "Merger") in accordance with and subject to the terms and conditions of this Agreement and Plan of Merger.

         2. Merger: Service of Process. At the Effective Time (as defined in
Section 3 hereof), OSMC shall be merged with and into SCN, which latter corporation shall be, and is hereinafter sometimes referred to as, the "Surviving Corporation". The Surviving Corporation, which shall continue to be governed by the laws of the State of Delaware, hereby agrees that it may be served with process in the State of Maryland in any proceeding for enforcement of any obligation of OSMC, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and the Surviving Corporation hereby irrevocably appoints the Secretary of State of the State of Maryland as its agent to accept service of





                                   Exhibit 1-1
process in any such suit or other proceedings. A copy of such process shall be mailed by the Secretary of State of the State of Maryland to the Surviving Corporation at 44 Union Boulevard, Suite 600, Lakewood, Colorado 80228.

         3. Filing and Effective Time. A Certificate of Merger to be filed with the Secretary of the State of Delaware and Articles of Merger to be filed with the Secretary of State of the State of Maryland and such other documents and instruments as are required by, and complying in all respects with, the MGCL and the DGCL shall be delivered to the appropriate state officials for filing. The Merger shall become effective immediately at 11:59 p.m. on ____________________, 1997 (the "Effective Time").

         4. Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of SCN shall be and thereafter remain the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with applicable law, and the Surviving Corporation shall continue to be a corporation organized and governed by the laws of the State of Delaware.

         5. Bylaws. At the Effective Time, the Bylaws of SCN shall be and thereafter remain the Bylaws of the Surviving Corporation until altered, amended or repealed in the manner therein provided in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

         6. Directors and Officers. At the Effective Time, the directors and the officers of SCN shall be the directors and the officers of the Surviving Corporation; each such director and officer shall hold office until his resignation or removal, in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law.

         7. Effect of Merger. At the Effective Time, the Merger shall have the effect set forth in the MGCL and the DGCL.

         8. Further Assurances. Each of the Constituent Corporations shall use their best efforts to take action and to do all things necessary in order to consummate and make effective the actions contemplated in the Merger Agreement and this Agreement and Plan of Merger. If at any time the Surviving Corporation, or its successors or assigns, shall consider to be advised that any further assignments or assurances in law or any other acts are necessary or desirable to
(a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of OSMC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the merger, or (b) otherwise carry out the purposes of this Agreement and Plan of Merger, OSMC and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement and Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of OSMC or otherwise to take any and all such action.

         9.  Capital Stock.  At the Effective Time:

                  (a) At and as of the Effective Time, each of the issued and outstanding OSMC Shares shall be converted into the right to receive 4,115.910751 SCN Shares (the "Conversion Ratio"). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of OSMC Shares or SCN Shares outstanding. Each OSMC Stockholder may, in his sole and absolute discretion, elect (a "Cash/Debt Election") to convert, at and as of the Effective Time, and, upon such election, each OSMC Share owned by him shall be converted into the right to receive (A) a number of SCN Shares equal to the Conversion Ratio times a percentage between 50% and 100% ("Stock Percentage") multiplied by the number of OSMC Shares owned by him, plus (B) a cash payment per OSMC Share ("Cash Consideration"), or, in the alternative, an SCN subordinated unsecured convertible debenture (a "Debenture" the form of which is set forth as Exhibit 2(d)(v)(1) to the Merger Agreement), or any combination thereof, per OSMC Share equal to the Conversion Ratio times the reciprocal of the Stock Percentage times the Average SCN Price. In the alternative, each OSMC Stockholder may elect (a "Cash/Warrant Election") to convert, at and as of the Effective Time, and,





                                   Exhibit 1-2
         upon such election, each OSMC Share owned by him shall be converted into the right to receive (1) a number of SCN Shares equal to the Conversion Ratio times a Stock Percentage multiplied by the number of OSMC Shares owned by him, plus (2) Cash Consideration per OSMC Share equal to the Conversion Ratio, times a percentage between 0% and 25% ("Cash/Warrant Percentage"), times 90% of the Average SCN Price, plus
         (3) a warrant (a "Warrant", the form of which is set forth as Exhibit 2(d)(v)(2) to the Merger Agreement) to purchase .08114 SCN Shares per dollar of Cash Consideration determined pursuant to clause (2) above, plus (4) additional Cash Consideration or Debentures ("Residual Consideration"), or any combination thereof, equal to the Conversion Ratio times the Average SCN Stock Price times 100% minus the sum of the Stock Percentage and Cash Option Percentage elected by the OSMC Stockholder. A Cash/Debt Election or Cash/Warrant Election shall be made in writing (the "Election Notice") delivered to SCN by the electing OSMC Stockholder no later than 2:00 p.m. Central Standard Time on March 27, 1997. The Cash/Debt Election shall be submitted on the form attached as Exhibit 2(d)(v)(3) to the Merger Agreement, and the Cash/Warrant Election shall be submitted on the form attached as
         Exhibit 2(d)(v)(4) to the Merger Agreement. At Closing, SCN shall cause to be issued and/or delivered to the OSMC Stockholders certificates representing the SCN Shares to be issued in the Merger, as finally determined, together with the Cash Consideration, Debentures and Warrants, as applicable, into which the OSMC Shares shall have been converted at the Effective Time. The foregoing SCN Shares and, if elected, Cash Consideration, Debentures and Warrants deliverable to the OSMC Stockholders in the Merger is sometimes herein referred to as the "Merger Consideration."

                  In addition to the Merger Consideration, if the Hospital JV is formed and becomes operational on or before May 15, 1997, the OSMC Stockholders shall be entitled to receive the Contingent Merger Consideration. The Contingent Merger Consideration shall be payable in the same percentages of SCN Shares, cash and convertible debentures as the OSMC Stockholders shall have elected pursuant to Section 2(d)(v) of the Merger Agreement. The parties shall, at Closing, execute and deliver the Escrow Agreement and shall deliver to the Escrow Agent a combination of SCN Shares, cash and/or convertible debentures equal to, in the aggregate, the Parties' best estimate, determined as of the Closing Date, of the Contingent Merger Consideration. For this purpose, the number of SCN Shares shall be determined based on a price per SCN Share of $9.86. On the Escrow Release Date, the amount of Contingent Merger Consideration shall be determined by the parties based on the definitive agreement for the Hospital JV. On the Escrow Release Date, the Escrow Agent shall deliver to the OSMC Stockholders the escrowed consideration (with SCN Shares being valued at the price set forth in the second preceding sentence) up to, but not in excess of, the Contingent Merger Consideration, with any remaining escrowed consideration being returned to SCN, all pursuant to the Escrow Agreement.

                  (b) On and after the Effective Date, the holders of OSMC Common Stock shall cease to have any rights as stockholders of OSMC except for the right to surrender their stock in exchange for payment of the merger consideration.

                  (c) Each share of Common Stock of SCN issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding.

         10. No Fractional Shares. No fractional shares of SCN Common Stock shall be issued pursuant to the Merger. In lieu of the issuance of any such fractional shares of SCN Common Stock, cash adjustments will be paid to holders in respect of any fractional shares of SCN Common Stock that would otherwise be issuable. The amount of such adjustment shall be the product of such fraction of a share of SCN Common Stock multiplied by $9.86.

         11. Amendment or Termination. Notwithstanding stockholder approval of this Agreement and Plan of Merger, this Agreement and Plan of Merger may be amended or terminated at any time on or before the Effective Date by agreement of the Boards of Directors of the Constituent Corporations, provided that no amendment may be made which decreases the Conversion Ratio.






                                   Exhibit 1-3

         12. Counterparts. This Agreement and Plan of Merger may be executed in counterparts each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The parties agree that a facsimile may be executed as an original.


         IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors and the OSMC Stockholders, have duly executed this Agreement and Plan of Merger as of the day and year first written above.

                                   THE ORTHOPAEDIC AND SPORTS MEDICINE CENTER
                                   P.A.


                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------
ATTEST:

By:
   ------------------------------




                                   SPECIALTY CARE NETWORK, INC.

                                   By:
                                      --------------------------------------
                                   Title:
                                         -----------------------------------

ATTEST:

By:
   ------------------------------







                                   Exhibit 1-4